UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934 (1)

Date of Report (Date of earliest event reported): October 7, 2013

ALLBRITTON COMMUNICATIONS COMPANY

(Exact name of registrant as specified in its charter)

Commission file number: 333-02302

Delaware	74-1803105
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification no.)

1000 Wilson Boulevard

Suite 2700

Arlington, VA 22209

(Address of principal executive offices, including zip code)

(703) 647-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14k-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(1)	Pursuant to Section 15(d) of the Securities Exchange Act of 1934, the Company’s duty to file reports is automatically suspended as a result of having fewer than 300 holders of record of each class of its debt securities outstanding as of October 1, 2013, but the Company agreed under the terms of certain long-term debt to continue these filings in the future.

Item 8.01 Other Events

On October 4, 2013, Perpetual Corporation (“Perpetual”), the parent company of Allbritton Communications Company (“Allbritton”), and Sinclair Broadcast Group (“Sinclair”) each received a request for additional information, also known as a second request, from the U.S. Department of Justice pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with Sinclair’s proposed acquisition of the stock of Perpetual and the equity interest of an affiliate, Charleston Television, LLC. A copy of the joint press release issued by Allbritton and Sinclair relating to the second request is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibit

99.1	Joint press release issued by Allbritton and Sinclair dated October 7, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLBRITTON COMMUNICATIONS COMPANY (Registrant)

October 8, 2013		/s/ STEPHEN P. GIBSON
Date	Name:	Stephen P. Gibson
	Title:	Senior Vice President and Chief Financial Officer